AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2000
                                                   REGISTRATION NO. 333 - ______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      91-1413284
 (State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification Number)

                           5051 WESTHEIMER, SUITE 1400
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)


   BURLINGTON RESOURCES INC. 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)


                                L. DAVID HANOWER
                  SENIOR VICE PRESIDENT, LAW AND ADMINISTRATION
                            BURLINGTON RESOURCES INC.
                           5051 WESTHEIMER, SUITE 1400
                              HOUSTON, TEXAS 77056
                                 (713) 624-9500
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   PROPOSED             PROPOSED
                                                   MAXIMUM              MAXIMUM               AMOUNT
                                                   OFFERING             AGGREGATE             OF
TITLE OF SECURITIES          AMOUNT TO BE          PRICE PER            OFFERING              REGISTRATION
TO BE REGISTERED             REGISTERED            SHARE (1)            PRICE (1)             FEE(1)
---------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.01 per share (2)           250,000 shares (3)    $44.875             $11,218,750           $2,961.75
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Estimate is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on December 15, 2000.

(2) Includes Rights associated with the Common Stock under the Registrant's Shareholder Rights Agreement.

(3) Includes an indeterminate number of securities that may be issuable by reason of stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

                                     PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Omitted pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Omitted pursuant to Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Burlington Resources Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 1999;

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 (as amended), June 30, 2000 and September 30, 2000;

(3) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (Registration No. 1-9971) dated June 21, 1988, filed with the Commission under Section 12 of the Exchange Act and as amended by the Registrant's Form 8 dated June 22, 1988; and

(4) The description of the Rights associated with the Common Stock, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 18, 1998.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-


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                                      -2-


effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel. From time to time, Cahill Gordon & Reindel has represented and may continue to represent the Registrant and its subsidiaries in connection with various legal matters. Kenneth W. Orce, a partner of Cahill Gordon & Reindel, is also a member of the Registrant's board of directors and the chairman of the audit committee of the Registrant's board of directors. Kenneth W. Orce receives compensation as a board member and chairman of the audit committee (including options under the Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the laws of the State of Delaware; as such it is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation (a "Derivative Action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Derivative Actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article X of the Registrant's By-Laws requires indemnification of directors and officers to the full extent permitted under the DGCL as from time to time in effect. Subject to any restrictions imposed by the DGCL, the Registrant's By-Laws provide a right to indemnifi-cation for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Registrant, or that, being or having been such a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Registrant's By-Laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of the Registrant's Certificate of Incorporation, as amended, provides that to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director. Any amendment or repeal of such Article 13 will not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and the Registrant's Certificate of Incorporation, as amended, may have no effect on claims arising under the federal securities laws.

     Officers and directors of the Registrant are covered by insurance (with certain exceptions and within certain limitations) which indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


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                                      -4-


EXHIBIT NO.                DESCRIPTION OF EXHIBIT
----------                 ----------------------

4.1 Form of Shareholder Rights Agreement dated as of December 16, 1998, between the Registrant and The First National Bank of Boston (filed as Exhibit 1 to Form 8-A, filed December 18,1998, and incorporated herein by reference).

4.2 Form of Certificate of Incorporation, as amended November 18, 1999 (filed as Exhibit 3.1 to Form 10-K, filed March 17, 2000, and incorporated herein by reference).

4.3  Form of By-Laws of the Registrant, as amended January 13, 1999 (filed as
     Exhibit 3.1 to Form 10-K, filed February 26, 1999, and incorporated herein by reference).

4.4 Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors (filed as Exhibit 10.30 to Form 10-Q, filed August 14, 2000, and incorporated herein by reference).

5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of KPMG LLP.

23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).

ITEM 9. UNDERTAKINGS.

     The undersigned hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of propectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such

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                                      -6-


liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20th day of December, 2000.

                                BURLINGTON RESOURCES INC.

                                /s/ Bobby S. Shackouls
                                    -------------------------------------------
                                Name:    Bobby S. Shackouls
                                Title:   Chairman of the Board, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Steven J. Shapiro and L. David Hanower and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of December, 2000.

SIGNATURE                             TITLE

/s/ Bobby S. Shackouls                Chairman of the Board, President and Chief
-----------------------------------        Executive Officer
Bobby S. Shackouls

/s/ Steven J. Shapiro                 Senior Vice President and Chief Financial
-----------------------------------        Officer
Steven J. Shapiro

/s/ Philip W. Cook                     Vice President and Controller (Chief
-----------------------------------        Accounting Officer)
Philip W. Cook

/s/ S. Parker Gilbert                  Director
-----------------------------------
S. Parker Gilbert

/s/ Laird I. Grant                     Director
-----------------------------------
Laird I. Grant

/s/ John T. LaMacchia                  Director
-----------------------------------
John T. LaMacchia

/s/ James F. McDonald                  Director
-----------------------------------
James F. McDonald

/s/ Kenneth W. Orce                    Director
-----------------------------------
Kenneth W. Orce

/s/ Donald M. Roberts                  Director
-----------------------------------
Donald M. Roberts

/s/ John F. Schwarz                    Director
-----------------------------------
John F. Schwarz

/s/ Walter Scott, Jr.                  Director
-----------------------------------
Walter Scott, Jr.

                                INDEX TO EXHIBITS


EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

4.1 Form of Shareholder Rights Agreement dated as of December 16, 1998, between the Registrant and The First National Bank of Boston (filed as Exhibit 1 to Form 8-A, filed December 18, 1998, and incorporated herein by reference).

4.2 Form of Certificate of Incorporation, as amended November 18, 1999 (filed as Exhibit 3.1 to Form 10-K, filed March 17, 2000, and incorporated herein by reference).

4.3  Form of By-Laws of the Registrant, as amended January 13, 1999 (filed as
     Exhibit 3.1 to Form 10-K, filed February 26, 1999, and incorporated herein by reference).

4.4 Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors (filed as Exhibit 10.30 to Form 10-Q, filed August 14, 2000, and incorporated herein by reference).

5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.1

23.1 Consent of PricewaterhouseCoopers LLP.*

23.2 Consent of KPMG LLP.*

23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-8 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).


----------

*        Filed herewith.